UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2005

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, Connecticut 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2005, Gartner, Inc., a Delaware corporation (“Gartner”) and META Group, Inc., a Delaware corporation (“META”) entered into a letter agreement (the “Letter Agreement”), pursuant to which, among other things, Gartner and META waived, acknowledged satisfaction and/or made certifications concerning some of the conditions to effect the merger contemplated by the Agreement and Plan of Merger, dated as of December 26, 2004, among Gartner, Green Falcon, Inc., a Delaware corporation and a wholly owned subsidiary of Gartner and META and also agreed that such merger would not close prior to April 1, 2005. Gartner currently expects such merger to close on April 1, 2005.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1            Letter Agreement, dated March 28, 2005, between Gartner, Inc. and META Group, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
By:	/s/ Christopher Lafond
Christopher Lafond
Executive Vice President, Chief Financial Officer

Date: March 29, 2005

EXHIBIT INDEX

10.1            Letter Agreement, dated March 28, 2005, between Gartner, Inc. and META Group, Inc.